EXHIBIT (23)

CONSENT OF INDEPENDENT AUDITORS	Sprint Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 33-58488; Form S-3, No. 333-65402; Form S-3, No. 333-67104; Form S-8, No. 33-31802; Form S-8, No. 33-59326; Form S-8, No. 33-53695; Form S-8, No. 33-59349; Form S-8, No. 33-65149; Form S-8, No. 33-25449; Form S-8, No. 333-42077; Form S-8, No. 333-46491; Form S-8, No. 333-68737; Form S-8, No. 333-68739; Form S-8, No. 333-56938; Form S-8, No. 333-59124; Form S-8, No. 333-76755; Form S-8, No. 333-76783; Form S-8, No. 333-92809; Form S-8, No. 333-54108; Form S-8, No. 333-61462; Form S-8, No. 333-75664; Form S-8, No. 333-86458, Form S-8, No. 333-103689; Form S-8, No. 333-103691; Form S-8, No. 333-105244; Form S-8, No. 333-106086, and Form S-8, No. 333-111956) of Sprint Corporation and in the related Prospectuses and in the Registration Statements (Form S-3, No. 333-67162 and Form S-3, No. 333-65402-01) of Sprint Capital Corporation and in the related Prospectuses of our report dated February 3, 2004 with respect to the consolidated financial statements and schedule of Sprint Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

/s/ ERNST & YOUNG LLP
Ernst & Young LLP

Kansas City, Missouri

March 4, 2004